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                                                                Final Transcript



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   Conference Call Transcript

   PWAV - Q3 2004 Powerwave Technologies Earnings Conference Call

   Event Date/Time: Oct. 21. 2004 / 6:00AM PT
   Event Duration: 1 hr 11 min





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


CORPORATE PARTICIPANTS
Kevin Michaels
Powerwave Technologies - CFO, SVP-Finance, Sec.

Bruce Edwards
Powerwave Technologies - Pres, CEO



CONFERENCE CALL PARTICIPANTS
Rich Valera
Unknown - Analyst

Jeff Kaval (ph)
Lehman Brothers - Analyst

Paul Coster
J.P. Morgan - Analyst

Mike Walkley
Piper Jaffray - Analyst

Mike Woojen (ph)
CS Update (ph) - Analyst

Larry Harris
Oppenheimer - Analyst

Mark Soo (ph)
RBC Capital Markets - Analyst

Ken Muth
Robert Baird - Analyst

James Faucette
Pacific Crest - Analyst

Matt Robison
Ferris, Baker, Watts - Analyst

Brian Modoff
Deutsche Bank - Analyst

Robert Jaworski (ph)
Jeffries - Analyst

Mark Cohodes
Rocker Partners - Analyst

Scott Swirl (ph)
S Square Technologies - Analyst

PRESENTATION


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Operator


Good day, ladies and gentlemen, and welcome to your third-quarter 2004 Powerwave Technology earnings conference call. At that time all participants are in a listen-only mode, and we'll be conducting a question-and-answer session at the end of today's conference. (Operator instructions.) As a reminder this call is being recorded for replay purposes, and I would now like to turn the presentation to your host for today, Mr. Kevin Michaels, Chief Financial Officer of Powerwave Technologies. Please, go ahead proceed, sir.


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Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Thank you and good morning and welcome everyone to Powerwave Technologies' third-quarter 2004 financial results conference call. Before starting I would like to point out the various remarks we may make about future expectations, plans and prospects for Powerwave, including but not limited to anticipated revenues, operating margins, gross profit margins, revenue per share and earnings per share levels, revenue composition, the benefits of the LGP Allgon acquisition and the amount of potential cost synergies, the total price for the remaining shares outstanding of LGP Allgon, the timing of completion of integration activities, demand levels for the company's product lines, trends in the wireless infrastructure market and timing of product deliveries and future orders and (technical difficulty).

Sorry about that.

Let's let me just continue on. Obviously, we -- the potential risks include trends in wireless infrastructure market, timing of product deliveries and future orders, expense levels, Capital expenditures rates, inventory turns, tax rates, days sales outstanding are all forward-looking statements and all these statements are subject to numerous risks and uncertainties that could cause Powerwave's actual results to be materially different from those projected or implied. Please refer to our press release, Powerwave's current form 10-Q for the quarter ending July 4, 2004, our Form 10-K for the year ended December 28, 2003, and other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be different from those projected or implied.

In addition, on this call we do discuss non-GAAP financial information. A reconciliation of the non-GAAP financial information to our financial statements as prepared under U.S. GAAP is included in our press release dated today, which can be found at our website at Powerwave.com and on Business Wire.

Powerwave completed the acquisition of LGP Allgon during the second quarter of 2004, and the results reported herein today include the results of LGP Allgon for the entire third quarter of 2004. With all this in mind, I would like to point out that today Bruce and I are making today's call from our European operations, which are headquartered in Sweden. I will start by quickly reviewing our financial results, which are also summarized in our press release.

Net sales for the third quarter of 2004 were 138.3 million. Approximately 1.6 million of non-cash amortization costs related to our acquisition of LGP Allgon are included within the cost of goods sold, and approximately 2.7 million are included in operating expenses. In addition, we incurred total restructuring costs during the third quarter of approximately 100,000, which is also included in our operating expenses. Our gross margin for the third quarter on a full-GAAP basis is 25.1 percent. Excluding the 1.6 million of acquisition-related amortization costs included in our cost of goods sold for the third quarter, we would have reported a gross profit margin of 26.3 percent. For the quarter, our sales and marketing expenses were 9.8 million, R&D was 11.5 million and G&A was
7.2 million. Including the intangible amortization expense of 2.7 million with restructuring charges of 100,000, our total operating expenses were 31.3 million for the quarter.

Also for the third quarter, we had an operating profit of 3.4 million, which includes the acquisition and restructuring-related charges and expenses of approximately 4.4 million. Excluding these expenses on a pro forma basis, we would have reported an operating profit of 7.8 million. We had net other expense for the quarter of 300,000. Our total net income before taxes was 3.1 million. Our net income after tax was 2.8 million, and the basic and diluted earnings per share is 3 cents based on diluted-weighted average share outstanding of approximately 117.2 million shares. On a pro forma basis, excluding the restructuring and acquisition-related charges of 4.4 million, our net income after taxes would have been 7.5 million or a fully diluted earnings per share of 5 cents.

Now I would like to describe our revenues on a geographic basis. Our total America revenues for the third quarter of 2004 were approximately 32.3 million, or 23 percent of revenues. Our total Asian sales accounted for approximately 12 percent of revenues, or 16 million. Our total European and other international revenues were 90 million, or approximately 65 percent of our revenues.

Also for the third quarter, our wireless communications business unit represents approximately 95 percent of our revenues for the quarter. Our contract manufacturing business accounted for approximately 5 percent of our revenues, or $l7.3 million. Also for the third quarter, sales of product within the Antenna Systems group totaled 38.9 million, or 28 percent of our total revenues. Base Station Subsystem sales totaled 68.8 million, or 50 percent of our revenues; and Coverage Solutions sales totaled 23.3 million, or 17 percent of revenues. Also for the third quarter, our total 3G-related sales were approximately 34 million or approximately 25 percent of our total revenues.

Our total gross profit margin was 25.1 percent for the third quarter on a full-GAAP basis. Look at a pro forma basis, excluding the 1.6 million of acquisition-related amortization costs, our total gross profit margin would have been 26.3 percent. We have obviously begun to see some of the benefits from our integration activities. We do have further integration activities to complete over the next three quarters. We currently expect to complete our planned integration activities by the end of the second quarter of fiscal year 2005. As we proceed forward, we do expect to continue to operate within our long-term gross margin targets of the mid to high 20 percent range, excluding any acquisition-related expenses.

I would now like to review our operating expenses for the third quarter of 2004. Sales and marketing expenses were 9.8 million; R&D expenses were 11.5 million; and our G&A expenses were 7.2 million. We also recorded 2.7 million of intangible amortization related to the acquisition, as well as 100,000 of restructuring charges during the quarter. Also for the third quarter, our tax rate on a fully reported basis was approximately 10.3 percent. We are continuing to evaluate our future tax rate based upon our diverse internation operations due to the completion of the LGP Allgon acquisition. Currently, based upon the impact of the LGP acquisition and the significant addition of Swedish income at lower overall corporate tax rate, we estimate our effective worldwide tax rate to be approximately 20 percent for the fourth quarter of 2004.

Next, I would like to quickly review our balance sheet. Total cash at October 3, 2004, was approximately 130.3 million of which 5.6 million is reflected as restricted cash on our balance sheet. During the third quarter, we repaid the balance of the outstanding short-term debt of 13.6 million that we assumed in the acquisition of LGP Allgon. Additionally, we purchased approximately $6.8 million of additional outstanding shares of LGP Allgon. There are currently approximately 800,000 shares of LGP Allgon remaining outstanding, while Powerwave owns approximately 98.3 percent of the total outstanding shares. We have initiated compulsory acquisition procedures under Swedish law with respect to the remaining outstanding shares of LGP Allgon holding AB. We anticipate spending approximately 7.1 million to acquire the remaining outstanding shares.

For the third quarter our net inventory was 61.1 million, which represents inventory turns of approximately 7 times. Our total accounts receivable were 129 million, which represents AR days sales outstanding of approximately 85 days. Our total capital spending during the quarter was approximately 4.1 million.

Now I would like to turn the call over to Bruce Edwards, Powerwave's Chief Executive Officer.

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


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Bruce Edwards  - Powerwave Technologies -  CEO


Thank you, Kevin, and good morning everyone. There is a lot to cover concerning our third-quarter performance, so let me get right to it. Obviously we are extremely pleased with our earnings performance and the continued expansion of our gross profit margin. We believe that our third-quarter financial results are directly related to our ongoing integration activities and the success we have had in aligning our supply base and managing our combined costs. We are six months into our integration and have hopefully demonstrated the benefits of our combination and the capability of our transition teams. We have previously talked about our long-term target for gross margins being in the mid to high 20s. Our third-quarter gross margins came in at 26.3 percent, when you exclude our restructuring costs, acquisition-related amortization and other one-time items. Importantly, our gross margins were over 25 percent, when all of these costs are included.

Again, we are extremely pleased with our gross margin expansion, and we believe our third-quarter performance clearly demonstrates our ability to deliver on our long-term financial model of gross margins in the mid to high 20 percent of range. With respect to the overall Q3 revenues and set a relatively large range of expected third-quarter revenues of 140-160 million. We came in slightly below the low-end of our range, due to what was basically a somewhat slower September than we had expected. While it had no impact on our earnings performance, it's important to note that the slower spend in wireless infrastructure was seen by almost every company operating in our market. As you know one of our larger competitors twice adjusted downward their expected revenue range for the quarter ended September 30, and again Powerwave came in near the low-end of our range. What this means quite simply is we are seeing an industry-wide dynamic on overall wireless infrastructure spending. However, we also believe there is another dynamic taking place within the wireless infrastructure subsystem supplier market, which we believe is positive for Powerwave.

After almost four years of a difficult spending environment, the number of credible, end-to-end suppliers in the wireless infrastructure market are down to a handful. At the same time, the key OEMs and network operators are looking to strengthen their supply base and work with a few large established end-to-end suppliers. Powerwave, as an established end-to-end wireless infrastructure supplier, has the number one market share position in both transmit and receive amplification, the number two position in repeaters, and the number three position in base station antennas.

We believe it is important to understand this changing supplier dynamic as we enter the next phase of expanding infrastructure spending. The bottom line is I believe you can fully expect to often see the same key suppliers at most large-scale opportunities as customers continue to look at a select number of suppliers for their end-to-end solutions.

I point this out as there is often a lot of speculation on what contract awards mean to certain suppliers, which sometimes misses the point that the top end-to-end suppliers, such as Powerwave, already have established relationships with all of the key OEMs and network operators. We are very pleased with our position in the wireless infrastructure market.

Turning my attention to the fourth quarter. We have also decided to take a more conservative view in our fourth-quarter revenue outlook while raising our fourth-quarter earnings guidance before restructuring and acquisition-related amortization costs. I thought I would provide a little more background on our thought process for the fourth quarter. As I previously stated, we are very pleased with our market position. We have continued to expand our customer opportunities, have a significant designing (ph) position on third-generation technologies, and our clearly seeing the benefits of our cross-selling opportunities. We also believe we have a very significant supplier position established, with respect to some pending industry announcements on new contracts and some recent contract announcements, such as a large-scale deployment by one of our key OEMs in Asia. The key for us is the ultimate timing of these deployments, and we have decided to take a very conservative view and assume the deliveries on these opportunities starting the first quarter of 2005 and not in the fourth quarter as has been indicated to us.

Also based upon what we considered a somewhat slower month of September, we have applied a very conservative approach in reviewing some of the fourth-quarter forecasts we have received from some of our customers. As a result of this conservative outlook, we are providing a fourth-quarter revenue range forecast of $140 to $150 million. Of course, we are more than prepared to increase our deliveries during the fourth quarter should our current revenue outlook be too conservative.

But turning my attention to the earnings-per-shares forecast, we are adjusting upward the current earnings per share estimates before any restructuring and acquisition-related amortization cost. In looking at the current earnings estimates for the fourth quarter, we are seeing a range of 5 to 7 cents per share with most analysts at 6 cents per share. We believe a range of 6 to 8 cents per share on a pro forma basis is more appropriate and we are comfortable with earnings-per-share estimates before restructuring and acquisition-related amortization costs within this range.

Again, our fourth-quarter earnings-per-share estimates reflect what we believe is conservative revenue guidance. Should our fourth-quarter performance reflect a more traditional fourth quarter, we believe we are extremely well-positioned to deliver strong results.

I would now like to turn the call over to the operator, and Kevin and I can address your questions you might have.


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

QUESTION AND ANSWER


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Operator


(Operator instructions.) Rich Valera.


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Rich Valera  - Unknown - Analyst


Can you hear me now?


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Bruce Edwards  - Powerwave Technologies -  CEO


Yes.


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Rich Valera  - Unknown - Analyst


First quick question on OEM relationships. Historically, you haven't had much exposure at Lucent, hasn't been a major customer for -- a 10 percent customer for quite a while. Could you just comment on your current status at Lucent, and if you think they could become a meaningful customer in the reasonable near term.


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Bruce Edwards  - Powerwave Technologies -  CEO


I think the important thing on looking at the OEMs is, if you take a look at the top six OEMs, they still probably account for about 70-plus percent plus of all the infrastructure spending, and we have relationships with all of them. I think, you know, we have strengths with our power amplifiers at certain accounts; we have strength with filters at other accounts; strength with tower-mounted amplifiers. So the key is really we have established relationships with all of these particular OEMS. What determines the percentage of revenues -- and last quarter, as you know, Nortel was 16 percent of our revenues; Nokia came in at 10 percent of our revenues -- and really is determined by where they are in the market, what opportunities they want and what products we are providing in to them. But I would say all top six OEMs are key and important customers for us. And we have established relationships across multiple product lines with these customers, and that is why in the past a customer like Lucent has popped up at 10 percent at times. And all of our customers we think as we go forward have the opportunity, depending on where their business is and our business with them to pop up now and then as larger percentages of our revenue.


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Rich Valera  - Unknown - Analyst


Great. You mentioned sort of an industry-wide weakness, Bruce. It seems like most other players are attributing it primarily to North America, and I guess more specifically Cingular and AT&T and maybe a little T-Mobile. Is that where you saw it or did you see the weakness in other geographies aside from North America.


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Bruce Edwards  - Powerwave Technologies - , CEO


If you look at our overall mix of business, we had factored in the situation in North America. And I think with respect particularly to the network operator business that tracked around where we thought that would be, and if you look at the overall revenues we had in the third quarter, 53 percent of our revenues came from our direct-to-operator sales. We had a very strong performance there. I would say that the OEM business came in at about 42 percent of our revenues. It was a little bit stronger in the second quarter, and I think that when we look at the demand pull aspects of that we did not see the pull levels in September as had been indicated; and I think that is really where, say, the business was a little bit under where we thought it would be for the quarter.


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Rich Valera  - Unknown - Analyst


Great, just one more on the OEM side. Nortel in absolute dollars has been down sequentially for the last few quarters, down to, I think, slightly over 20 million this quarter from around 40 million in the fourth quarter of last year. Any sense of you can give us of the dynamics there? Do you think that is going to stabilize and maybe rebound at some point?


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Bruce Edwards  - Powerwave Technologies -  CEO


Again, we really like our position with Nortel. They are a very important key customer for us. And I think one of the things as people had looked at our business were concern about the concentration level with respect to our sales there. And now they are in the mid teens; and in fact, our second OEM is at 10 percent, so relatively close to where we are with Nortel. But I think the difficulty you have sometimes in looking overall at the business is really the timing of deliveries and the timing when our product gets pulled into manufacturing. So it doesn't match up maybe sometimes to where our customers' revenues are. But our position at Nortel continues to be very strong; and, in fact, with our recent combination, we think with all the OEMs now, we have the ability to bring in multiple products. And we looked at spread -- not only to grow our revenues, but importantly spread our revenues around a number of different products that we sell into that. So we intend to be a very good strong supplier into Nortel; they are a key account for us. But I think what's exciting for us is we have a lot of very key OEMs and network operators. I would like to make a point as well, as in the last quarter, the third quarter, we sold to over 300 customers. We are much more diversified and we have, we think, much greater opportunities to expand our revenue base within the network operators and the OEMs, and importantly bring them a very broad and different product line.


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


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Rich Valera  - Unknown - Analyst


Just a couple final bookkeeping ones for Kevin. What was the diluted share count you used for the pro forma number for the quarter, Kevin?


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Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


We used the same number, the 117.2 million; so the same as for the GAAP basis.


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Rich Valera  - Unknown - Analyst


And your tax rate for '05 should it be the 20 percent that you are expecting for '04? (Multiple speakers.)


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Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


I would -- at this point, we are still working on that, so I am hesitant to give you some guidance there. But on a conservative basis, I would say in the mid 20s from our forecast. But we'll have more information on that. The issue we are working on here is with the consolidation, and we are working real hard looking at our tax planning and how we do our positioning. Obviously with multiple jurisdictions we have different tax rates in different areas and how we, longer term, structure our revenues and stuff to maximize our benefit there's is still under -- I don't want to give -- I just want to couch anything I say there that, you know, we are still reviewing that. But -- so that is what I would use for forecasting right now.


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Rich Valera  - Unknown - Analyst


Thank you, gentlemen.


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Operator


Jeff Kaval of Lehman Brothers.


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Jeff Kaval  - Lehman Brothers - Analyst


Thanks very much for taking the call. I have two questions. One is, should we expect Nortel to continue to be about a 15 percent customer for you folks going forward? And the second is, could you clarify, you said 35 percent of sales this quarter are 3G? And what trends should we expect in that business?


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Bruce Edwards  - Powerwave Technologies -  CEO


I will take that. We said 25 percent of the business was in 3-G. It was over 30 million. I think it was about $34 million in sales for the quarter. You know, as I company what we look to do is provide all of the products we can to the key OEMs and key network operator customers that we have. But we clearly wanted to have a much more diversified customer base, and I think we made an concerted effort to really minimize some of the concentration we have had on the percentage basis of our overall revenues. But as I indicated, I think people know that Nortel continues to be very active in the marketplace and recently won a very significant opportunity, and we will be a very important supplier into that opportunity. So I think on a quarterly basis you will continue to see customers moving around and growing. We do not foresee an opportunity where Nortel doesn't continue to be a reportable customer, north of 10 percent, as we go forward. But again, I think the attractive part of our strategy here is that we have multiple customers now -- Nokia in the last quarter as well -- coming in at 10 percent of our overall revenues. So we have the diversification we were looking for. But as our customers, as our OEM customers win significant contracts, that will be beneficial for us. And I mentioned Nortel's recent win of a large opportunity is going to really be beneficial for us as we move into 2005.


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Jeff Kaval  - Lehman Brothers - Analyst


Okay. It sounds as though that Cingular is, once they close the AT&T Wireless transaction, will be dialing up their spending in GSM, particularly in the west coast properties. Do you -- is that the spending that you are expecting or conservatively looking for in the first quarter now?


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Bruce Edwards  - Powerwave Technologies -  CEO


Well, again, I think I mentioned a couple of OEMs that have already won; we are designed in on those. And there is a couple of opportunities that we see are near completion, near announcement; and we have a very strong established position with a number of people going after those various opportunities. And we do think the spending pattern will pick up in Q1. And I want to be clear. I think in some of these opportunities, the indication is that the spending pattern would pick up maybe in the latter part of the fourth quarter; but we have chosen in our guidance, with the addition of our strong improvement of margins, been able to raise the guidance. But we have taken a more conservative view on the revenues, just assuming all of those drift (ph) and start up in the first quarter.


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Jeff Kaval  - Lehman Brothers - Analyst


So you have some design wins in the vendors who are supplying (indiscernible) to Cingular?


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

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Bruce Edwards  - Powerwave Technologies - CEO


Without going into specifics because I don't want to talk about a particular customer, but I have said on the call, and I will just say this in general, I think I mentioned in the last call that we had four base-station OEMs who are utilizing our multi-carriers in trials to utilize those in their GSM base stations; and they're using them both in GSM, and then they're using them both for multi-mode with respect to GSM and UMTS opportunities. That OEM group has expanded to five, so we now have five OEMs that have gone through the trialing and working with that product. So without saying who that is for, who the customer is, we think that puts us in a very strong position for a particularly dual mode UMTS/GSM opportunities. We think we have a very strong position for someone in that market.


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Jeff Kaval  - Lehman Brothers - Analyst


Okay. Thanks very much.


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Operator


Paul Coster of J.P. Morgan.


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Paul Coster  - J.P. Morgan - Analyst


Just a couple of quick questions. The gross margins obviously are going well. You are already on line for the high 20s, but it does sound like you may have a little bit more momentum still. Can you give us some sense, Bruce, as to where you think the further margin improvement might come from? Is it absorption rates? Product mix? Engineering efficiencies? If you could just give us some help there?


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Bruce Edwards  - Powerwave Technologies -  CEO


We have very happy with the performance on the gross margins, and I do think in all candor there was questions out there as to could we get to our margin targets; and we are in the range of that, within six months of putting our two companies together. And we are only six months into it. So as we have talked about, one of the benefits is, is the common buying of materials, of the alignment of the supply base, and clearly the manufacturing loading as we combine our products and the products we have acquired. So we see further opportunities to continue to get synergies. And as I mentioned in the press release, we are extremely confident that with coming into the first quarter we'll achieve our synergy objective of 30 million. And as we look out and as we complete our integration, I think aligning that supply base and maximizing our manufacturing strategy is going to provide us additional benefits. So we are firm in our mid to high 20s, and we see a good direction to get into that high 20 percent range.


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Paul Coster  - J.P. Morgan - Analyst


How would you describe the pricing environment at present?


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Bruce Edwards  - Powerwave Technologies -  CEO


Again, as we look at our targets and we provide those to the market, we have to assume that this is going to continue to be a market where you have to continue to give value to the customer. But I think the pricing environment as we have said now for about a year and our largest competitor has said, it's more -- it's a moderating pricing environment. We are getting down to a core number of suppliers who can provide technology and end-to-end solutions, and of course have to provide a good pricing value. But I think what we are seeing is, that they recognize as well, that there's synergies for them to concentrate more buying and work with leading-edge companies; and we'll continue to provide them a good value. But we don't see anything that is coming down that prevents us from retaining those targets of mid to high 20s on gross margin.


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Paul Coster  - J.P. Morgan - Analyst


The last question is, can you give us some sense of what the book-to-ship cycle is so we can get a sense of how quickly you can respond to an uptick in demand?


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Bruce Edwards  - Powerwave Technologies -  CEO


Our job is to be able to respond very quickly, and we have built in our supply lines and our manufacturing strategies the ability to react. So if our conservative view proves to be too conservative, we will be able to react very quickly. The order pattern is quite simple. On the network operators, it is a turns business. We get the orders and try to ship those out relatively quickly. With respect to the OEMs, we have their forecasts. We already have orders in place and the key there is what is their demand poll rate? And there we, for the most part, manage the consignment inventories at the OEMs; and if we see them starting to take more than we thought, then we just ramp up the manufacturing to keep those lines full.


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Paul Coster  - J.P. Morgan - Analyst


How many weeks of (indiscernible) do you think they generally key (ph) cause that?


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

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Bruce Edwards  - Powerwave Technologies -  CEO


The OEMs?


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Paul Coster  - J.P. Morgan - Analyst


Yeah.


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Bruce Edwards  - Powerwave Technologies -  CEO


Daily. I mean that inventory is our inventory. They pull the inventory when they need it in manufacturing. So what we like about it, although at times you may not hit the revenue range you were hoping, what we like about it is it really does reflect their overall demand because they're pulling that product when they need it in manufacturing and producing that. So we are not seeing a lot of inventory just staying at the OEMs, so it gives us maybe a more accurate picture of their manufacturing flow.


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Paul Coster  - J.P. Morgan - Analyst


Excellent. Thank you.


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Operator


Mike Walkley of Piper Jaffray.


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Mike Walkley  - Piper Jaffray - Analyst


On the gross margins, I just wanted to follow up a little bit on -- I believe you are talking about your synergies, about half of it was coming from facilities consolidation. Maybe you can update us on how that is going and maybe give us some milestones to expect over the next couple quarters?


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Bruce Edwards  - Powerwave Technologies -  CEO


Again, I think we have made a lot of progress in the first six months, and I think the margins should demonstrate the capability of the transition teams. So we've moved to where we could quickly in putting the two companies together. We have some more work to do. That will happen over the next couple quarters. And as Kevin said, and I will say again, our margin targets are mid to high 20s a year. We're there now, and we see the ability to continue to not only hit them, but improve them as we go forward. And part of that will be the future integration that we have going on, and other parts will be as we align the supply base going forward.


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Mike Walkley  - Piper Jaffray - Analyst


And Bruce, you have talked in the past about shipping your Erickson WCDMA (ph) product in the November time frame. Is it still on track for that or is that part of the business pushed into (multiple speakers).


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Bruce Edwards  - Powerwave Technologies -  CEO


No, no, no. And I think that's -- maybe that's what people are -- you know I go through that, let me go again. We're on track. It starts up, as I said, it's kind of limited quantities in the fourth quarter moving into the first quarter. That hasn't changed. Maybe the reaction is we are being a little too conservative, but my view quite simply is we have a model that is going to allow to us increase the earnings estimates that we had for the fourth quarter. And we just feel, in light of, you know, what we are seeing and hearing from other suppliers in the marketplace, we are taking a pretty conservative view on Q4; and we're going to deliver on that. And if it proves to be too conservative we can go forward. But it's not a change there. It's just that, you know, if you look at our mix of business, it's a little stronger in the network operator. We thought it was going to be a little bit stronger in the OEM. So we decided to just take more conservative view as we move into the fourth quarter. And if we prove to be wrong, we'll be able to react to that very quickly. But it's not a delay in delivery. You know, that's still on track. WCDMA and I mentioned the five OEMs we are working with on MCPAs. We are continuing to see good demand in the antenna and the tower-mount part of the business. It's just a conservative view as to where we think things might go.


--------------------------------------------------------------------------------
Mike Walkley - Piper Jaffray - Analyst


Thanks, Bruce. And maybe just building on that with your care (ph) business strong in Europe, you have been talking in the past about converting some of these carriers to customers. Did you convert any new major carriers that you were working with or is it just strong business with your existing base?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Well, again, we sold to 300 customers in the third quarter. I think that is pretty significant view. And again, for what we we trying to do, is with our GSM booster product, a lot of relationships as we said were already established; so it was just the ability of our sales people to bring in another solution to those operators. We continue to look, you know, emerging markets and new operators and trying to expand that level. So I do think our customer base will grow, but the real value here was the ability to cross-sell each other's products into individual markets. And with the network operators over here, it really helped us because we already had an established sales group and established position with these operators, often with contracts already in place; so we are just adding another product and selling that into the network operators.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mike Walkley  - Piper Jaffray - Analyst


One last question I will pass on. Kevin, could you just give a little more color on the research and development. I was surprised the sequential drop of 1.5 million given you have another of LG in there. Can you just kind of give us a little color on the drop and how would you think about that line item going forward?


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


You know, I think there is a little bit of drop in the period with -- related to our European operations. The summer vacations there, they do have some reduced spending going on because they take a month off there. So you see a small reduction there. So I think you might see a little bit of increase in spending there in the fourth quarter, but not significant and clearly as we go forward, as Bruce mentioned, and we mentioned in our description earlier, we still have integration activities that we are doing. Clearly we are seeing some benefit. These activities will continue over the next couple of quarters. And as we get into '05, we should see some additional benefits coming through then from these integration activities. So and that affects all various parts of the organization as we look to be -- you know, we want to obviously continue to grow our business, and we are here a (ph) profitability; and long-term, obviously, we want to continue to improve that.


--------------------------------------------------------------------------------
Mike Walkley  - Piper Jaffray - Analyst


Thanks, guys, and congrats again on the strong gross margins.


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Thank you.


--------------------------------------------------------------------------------
Operator


Mike Woojen of CS Update (ph).


--------------------------------------------------------------------------------
Mike Woojen  - CS Update (ph) - Analyst


Within the revenue guidance, Bruce, could we get a sense of what trends we might be seeing by geography and by products, kind of putting aside some of these big deployments that you have sort of modeled for Q1?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I don't see in the guidance that we put together, I don't see any significant changes overall in the product mix. Obviously we had some pretty good growth in building coverage from Q2 to Q3 and things, depending on timing of contracts, things will move around a little bit. I just think what you are seeing is we're looking at taking just a more conservative view, taking some of the forecasts we have and just putting a little more factor on those as we provide guidance to Wall Street. You know, we took a little wide range last quarter, which we thought incorporated everything; and as we got to the end of September, we didn't see exactly the polls we had been indicated. And so we came in a little bit lower, and so we made a decision here, let's just take what we consider very conservative guidance, looking at the overall business. And again, if you look at what we've been able to do on the operations, that is going to result in an improvement in the earnings-per-share estimates. And if Q4 is a traditional Q4, then that guidance will prove to be too conservative.


--------------------------------------------------------------------------------
Mike Woojen  - CS Update (ph) - Analyst


And, Kevin, just a housekeeping question. Could we get a sense of operating cash flow and CapEx for the quarter?


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


The CapEx was about 11.1 million. The operating cash flow number, I don't have that handy. I think the operating cash flow was positive. I want to say around 5 to 6 million roughly. As I mentioned, we did during the quarter pay off the outstanding debt, and we purchased some additional shares and that accounted to about $20 million in spending. And that doesn't include the capital spending for the quarter. And our net cash was up about 4 or 5 million.


--------------------------------------------------------------------------------
Mike Woojen  - CS Update (ph) - Analyst


Great. Thank you.


--------------------------------------------------------------------------------
Operator


Larry Harris of Oppenheimer.


--------------------------------------------------------------------------------
Larry Harris  - Oppenheimer - Analyst


Congratulations on the gross margin performance in the quarter. As you go through the integration process with LGP Allgon, have there been any changes in terms of management responsibility or organization? If you could provide some color to that, that would be great.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Sure. You know, we send organization on the first day, once you put the two companies together and that organization is still in place. So we were able to structure our European business unit with a lot of the key talent here and our America-Asia business unit and there's been no changes since we announced the acquisition in May.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Larry Harris  - Oppenheimer - Analyst


So there haven't been any major departures or anything along those lines?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


No. The team is running engineering, product management, sales in the individual regions, and people running the groups are the same people we had in May.


--------------------------------------------------------------------------------
Larry Harris  - Oppenheimer - Analyst


Great.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Sure.


--------------------------------------------------------------------------------
Operator


Mark Soo of RBC Capital Markets.


--------------------------------------------------------------------------------
Mark Soo  - RBC Capital Markets - Analyst


You are lowering your revenue outlook, but you feel the spending pattern will pick up late this year. If that's the case, does that mean the March quarter for you of 2005 can be up sequentially from the December quarter?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


We are not going to forecast into 2005 on this call. Obviously, as we complete the fourth quarter we go forward. But as I did indicate, I think everyone in the market understands that there is a lot of potential large contract lets that people are expecting to start up in the first quarter; and then we have a number that we -- already have been won by some of our customers that have a late view for Q1 startup that we've kind of, in our own thought process, moved into the first quarter. So we feel real good as we complete out the year and we move into 2005. But we're not going to make a specific projection on the overall revenue until we get through Q4 and see where we came out on Q4.


--------------------------------------------------------------------------------
Mark Soo  - RBC Capital Markets - Analyst


So it's basically lining things up for 5 (ph) particular months, you still feel very good about the pipeline?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I got to tell you, I feel great about this business. I think if you look at where we have come in two quarters and you look at the internal operations and you look at what we have been able to do on expanding the customer base, expanding the product line, doing the cross-selling opportunities, that we are now providing an update that even on a reduced-revenue outlook, you should see continued improvement in the earnings performance of the Company. I like that position, and I see little to no downside in the revenue projection, but a lot of upside in that. And if we prove to be too conservative, I think of we have got a great model to come into the fourth quarter with. But our view is, you know, we continue to see some improvement in earnings and we can take a relatively conservative view on sales.


--------------------------------------------------------------------------------
Mark Soo  - RBC Capital Markets - Analyst


And, Bruce, do your OEMs feel you need to make more acquisitions, also maybe about scale and size, do you think you need to get bigger at this stage?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies - CEO


We intend to be a key player in this marketplace; but I think, if you look at Powerwave today, we are number one in transmit and receive amplifications; number two in repeaters; number three in base station antennas. I think our OEM's appreciate us bringing a variety of products. And as I said earlier, we firmly believe there is a trend here that they're looking for a few end-to-end supplies that can bring multiple products. And that's been one of the advantages we've had in the ability of leveraging each other's OEM relationships and getting in on more and different products. So I think we have a very strong product lineup for them; they like the technology road maps we provided. We will continue to look for opportunities, if it made some sense, if we wanted to add something into it; but I clearly like our position. Just going back on power amplifiers, you know, there was an external research report that came out in September, that externally validated that Powerwave is the number one independent supplier of amplifiers of RF power amplifiers and the number three supplier in the world after Erickson and Nokia. I mean that is a significant position and that's the kind of capability that we can bring into the OEMs. Plus now, the number one position in tower-mounted amplifiers. So we think we have a great product lineup to go into them, and I think it's going to create a number of new multiple-selling opportunities in cross-selling each product line that we have.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Mark Soo  - RBC Capital Markets - Analyst


Sounds good. And then lastly, you made quite a bit of improvements on the gross margin line. Can we see similar improvements on the rate of operating margins? Is 10 percent operating margins a reasonable target?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Our long-term goal remains unchanged, mid to high 20s on the gross margins; and we think we can be in the high single digit, low double digits on operating earnings.


--------------------------------------------------------------------------------
Mark Soo  - RBC Capital Markets - Analyst


Thank you.


--------------------------------------------------------------------------------
Operator


Ken Muth of the Robert Baird.


--------------------------------------------------------------------------------
Ken Muth  - Robert Baird - Analyst


Could you just give us an update on kind of the booster product line? We haven't heard or kind of seen any announcements out of that in a while and I was just wondering the customer acceptance of that product?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Again, I think the key for us was to, once the combination went through, is to train the sales force so that they could sell this product as part of their solution into the customer; so that is working very well. The trial activity has picked up, not only here in Europe, but as well in Asia; and we have several revenue-generating customers. In fact, we just closed another operator yesterday; and we'll be providing products starting in the fourth quarter to them. The reason you haven't seen customer announcements, as you can well imagine in this business, most of the customers do not like to do press announcements. But the group over here is firmly behind the GSM booster as another solution that they can sell in addition to antennas and tower-mounted amplifiers. And we are starting to see the fruits of having that sales force trained, as I mentioned, just picking up another customer yesterday.


--------------------------------------------------------------------------------
Ken Muth  - Robert Baird - Analyst


And just to overview this. I mean, your visibility sounds very strong, just timing in any one quarter remains difficult. Do you feel more confident as you look at '05 in your carrier market or your OEM market?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think in both. Let's -- again, if you look at the OEM market and you really look at 2005, Powerwave has a significant customer base for third-generation technologies. We have talked often about the five OEMs for power amplifiers and the two unannounced OEMs we have for power amplifiers. Our 3G business did pick up as far as the percentage of revenues coming in at around 25 percent of revenues. So we think we are very well positioned for third generation; and we think most of the third-generation deliveries will be driven by the OEM. But we have a number of network operator customers as well, and we can provide a variety of different solutions, from antennas to tower-mounts to integrated solutions to booster products. And we think as you move into 2005 with 3G spending expected to tick up, or with the overall infrastructure spending intending to move up, and a number of contract lets that people are speculating on probably happening here in the fourth quarter, we think it's going to be a very good year for us. And we like the customer set we have and we like the product lineup we have.


--------------------------------------------------------------------------------
Ken Muth  - Robert Baird - Analyst


And also on the Asia market, you know, just kind of some conflicting reports coming out of that region. Could you give us some update on what you are seeing in that area and specifically China?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I'm not sure what the conflicting updates are.


--------------------------------------------------------------------------------
Ken Muth  - Robert Baird - Analyst


Just some slowdowns perhaps going in China right now as they are kind of looking at different architectures and spectrum and seems to be an overall slowdown happening right now. Subscribers may be slowing down a little bit from a very torrid pace, but still slowing down.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


(Indiscernible), I mean, China's deployments have been pretty rapid. I think if the specific question is more on third generation, I don't think we factored in anything in our plans for next year for third generation over there. I think they are going to make some decisions with respect to what technology they want to go forward with in that part of the marketplace. But overall, again, the key for us is developing, and we need to develop more of the operator focus that we have over in Asia. So we are looking to expand in that as we move into 2005 and then, as well, servicing both the local OEMs and then some of the ROEM partners that are established already that are doing more of the manufacturing over in Asia.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ken Muth  - Robert Baird - Analyst


And a quick follow-up just on your kind of outsource to Solestica over there, just any update on that?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies - CEO


Done great. They have done a great job for us and they are continuing to be a very important partner as is Venture. So we are very pleased with both of our outsource partners.


--------------------------------------------------------------------------------
Operator


James Faucette of Pacific Crest.


--------------------------------------------------------------------------------
James Faucette  - Pacific Crest - Analyst


I had a couple of questions. One related to operations and the other to general outlook. First, I know that you are continuing to look at the integration of the two companies and so one. But how should we be thinking about the development of maybe the three different parts of operating expenses going forward? Are we about at a level where we should expect each of them to operate, or is there room for substantial further cuts on absolute dollar terms going forward? And then secondly, just looking at the business as a whole, what is your feeling in terms of how much faster than market do you feel like you can grow going into 2005?


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Let me try to address the first part and in terms of operating expenses, I think, in the near term, we probably might see a little bit more increase, especially as I mentioned, we have a large European operation. And you do have a real slowdown in Europe in the summer, which does impact some operating expenses there. So you are going to see a little small -- some small increases coming into the fourth quarter from that. And the other phase of that is really, as we mentioned, we still have some more process work to do on our integration activities. We are on target to where we want to be, but some of our additional things will be occurring here over the next couple quarters. So as those occur, you know, out over the next two, three quarters then we'll start to see some reductions in some of our operating expenses. So from a longer term basis looking out 6, 9 months, we do expect to see some overall reductions and some operating expenses. That's clearly an area that we are looking at. One of the key things we are doing is we believe we have a great structure in place. We're putting in, and we're already at a profitability; we believe that this structure can leverage very effectively as the market continues to improve. We want to take a conservative view here. Obviously as the market here through the summer and stuff, you know, there has been some slowdowns and stuff. But overall the market continues to be very healthy, and we expect longer term, as Bruce mentioned, over the next year or two, we expect a lot of strong growth in this marketplace. And we've positioned Powerwave to be a key player throughout these areas in the marketplace. We think we have an excellent position to leverage our cost base, so that as revenue grows you won't see significant increases in operating expenses; so our operating expenses as a percentage of sales can come down significantly as revenue grows. But as you know, any people following us, our drive has been to get to profitability; and we are real excited about the fact that we are there now on a full-GAAP basis, including our amortization cost. And our drive all along is to, you know, improve our return to our shareholders and drive this profitability further. So that's really, we think we are very well positioned to capitalize on this. If demand picks up faster here at the end of the year, which sometimes that occurs, we are definitely positioned to do that. Our manufacturing operations are certainly able to respond, along with our supply chains. So we think we are very well positioned.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


When you talk about the market. It's real simple. Our job is to grow faster than the market. I think there is a lot of expectation out there as to what the overall infrastructure market growth will be and I have seen a bunch of different forecasts from different research houses. But I think everyone does believe it's going to increase as you move into 2005 and more of that increase is going to go into third generation; whereas, as I said, we very well positioned. We believe to take advantage of that. And we do believe as we move into 2005 more of the infrastructure dollar-spend will go to the coverage and capacity-type solutions that a company like Powerwave can grow. So I would expect us to grow as we move into 2005 and to grow above whatever the overall infrastructure market growth rate is.


--------------------------------------------------------------------------------
James Faucette  - Pacific Crest - Analyst


Great. Thank you very much.


--------------------------------------------------------------------------------
Operator


Matt Robison of Ferris, Baker, Watts


--------------------------------------------------------------------------------
Matt Robison  - Ferris, Baker, Watts - Analyst


Congratulations on the progress you are making. Bruce, what is your sense how far up the learning curve the operators are on understanding the economics and what they need to do to offer new services, like high speed data?


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Well, I think they have really been focusing on this part of the marketplace. And you know, each operator has maybe a little bit different strategy as to how they are going to go after that; but I think the overriding factor to them is they have to provide next -generation type technology and, I know, in the U.S. I think there is somewhat of a race going on with some of the operators to be the first there to provide that kind of capability nationwide. But the second thing that has become much more important as well is quality of service. And I think you are starting to see that in a lot of the surveys that are being done as to why someone picks a network or why someone moves to a network. So the ability to go to high-speed services is important, but quality service is also equally important; and that is what we are trying to bring to our customers there is both the capability on next-generation technologies, but the coverage and capacity solutions that they need to improve the overall quality of the network.


--------------------------------------------------------------------------------
Matt Robison  - Ferris, Baker, Watts - Analyst


If you go to a carrier and try to use EVDO in a time frame when the network is pretty busy, it's a completely different experience than what it is at other times. What products do you have that these carriers -- that you can really find success with in providing a carrier solution that offers the promise of that technology?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Well, again I don't -- we are looking at what are the network operators coming to us and talking about what they need in their networks and then what the OEMs are looking for in their next-generation type base station capabilities. I think, again, if you go down to the power amplifier part of the marketplace, you know, we are driving the efficiencies; we are driving the digital pre-distortion. I mentioned last time, we have two OEMs now that are utilizing our integrated digitally pre-distorted amplifier. So we are building a little bit more of the base station for them and giving them improvements then in the overall power amplifier efficiency.

I think one of the other areas that is important here in Europe is we have been working with operators and really trying to provide more integration into the antenna for them, so that their sites, you know, go up easier and aren't -- you know, as people look at them, they don't see a bunch of electronics hanging around; they see maybe one or two antennas up there with a lot of that integration within that. And that is becoming attractive to them both on zoning as well as the performance of those products. So the key for us is, to sit down with the operators and make sure we have the products they are looking for, the GSM booster that is handling both the uplink and downlink in some of these situations is pretty a attractive to some of the network operator over here because of the loads that they have on their networks. So our job is to talk with them and hear the problem and then come up with a solution that is going to solve if.


--------------------------------------------------------------------------------
Matt Robison  - Ferris, Baker, Watts - Analyst


Are you starting to see the aftermarket carrier upgrades to support the data in the U.S. market yet?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think you are still on -- the major part of that is still in the initial build as you go forward and I think, as you say, as the experience level comes up, I think that might create more opportunities on an aftermarket basis.


--------------------------------------------------------------------------------
Matt Robison  - Ferris, Baker, Watts - Analyst


Should we just take away from your gross margin performance, should we just look at that as mostly integration or is there a mix shift that you saw benefit you in the quarter?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think, again, the message is this is -- we are at the level we said, mid to high 20s. We -- hopefully we have demonstrated that we can hit this model, and we will develop this mid to high 20s is where we want to be in the overall market. And I think there is a lot of different things that go into that. I would say, you know, we have been into the integration for six months and there has been some benefit; but as you can well imagine, even on the supply base, there is a lot more to be done. A lot of relationships that we need to forge and put volumes with different suppliers, so independent of, you know, operator, OEM, product lines, inbuilding, stuff, we think we have a pretty good model that we can duplicate on a quarterly basis.


--------------------------------------------------------------------------------
Operator


Brian Modoff of Deutsche Bank.


--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


Your coverage products, 17 percent of revenue in the quarter, can you talk about, you know, clearly as you indicated we are going to be seeing in WCDMA more of an effort in capacity -- coverage and capacity going into next year as the networks start seeing loading. What do you think that is going to do in terms of your -- as a percent of your revenues going into next year? And what is the margin? Is it a higher average margin than your overall corporate average in coverage solutions? And then also can you talk about the opportunities for in building systems?


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Well, we think just probably that. We think inbuilding is a great growth area and particularly as you move into third-generation technologies. As we are out talking to the network operators, the concern comes really, what's the inbuilding coverage capability. And our strategy in in-building has been to really develop a product that really is multi-operator based. We made two announcements during the third quarter. We really -- the coverage solution for the Athens Olympics and the performance of the network was very strong, and we had multiple operators on that network. We recently announced that we are -- relatively large installation in Las Vegas that we are undertaking, again mostly operator-type opportunity. The business itself is a very good margin business. As we go forward, it's more of a solution-oriented sale. And we view that as really a growth part of the business going into 2005 and beyond. So we like the position we have. We do intend to fill out some of the other products there, but I like the fact that we are at the high-end with multi-operator, multi-user type systems. And we have seen some good success in environments like convention centers and airports and of the number of opportunities going on today, both in the U.S. and in Europe. So that is going to be a growth part of our strategy.


--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


And obviously the -- Erickson has a good business there too. Would you consider yourself a top-two vendor in the coverage-solution area?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think -- you know, we are number two in the repeater part of the marketplace, so we really clearly have a good established position there. I say in-building is a little more fragmented than some of the other markets today. So you see a number of small suppliers out there. But our view clearly is that we can bring the Powerwave brand into that marketplace and do a lot of the integration that we are doing. We can -- we have a good chance of really growing that part of the business for us.


--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


This, obviously, as this grows it could push your gross margins towards a higher end of your target?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Yeah, that, but again I think it is going to be multiple things as well. You know, as we complete our integration, as we solidify our supply base, as we continue to bring on some of the new products that we have, again, we have got -- we had a plan to get into the mid 20s; we got there in less than two quarters. We are in the mid to high 20s now, and we intend to continue to do the things we have to do to deliver, as Kevin said, on our long-term shareholder model and mid to high 20s on gross margins, high single digit, low double digit operating margins.


--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


How -- also on your -- the 30 million you are targeting, what percent of that do you think you have captured and is there potential for more savings than you are currently acknowledging?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


What I would say, as I said in the press release, we are very comfortable with the 30 million in synergies that will be effective as we move into the first quarter of the year. We have obviously made a lot of progress there. But, you know, you are combining two relatively large buying organizations, so there is a lot of sheet metal, there's a lot of PC boards that can be combined and allocated to a couple of vendors, which is going to important to them; and obviously there'll be savings that we'll get from that as well. So we have a lot of different opportunities where we think we can really gain some synergies from this. But, again, I look back, I think you have seen in a short period of time some of the real benefits of these two companies coming together. And hopefully people can see that this model is a good model, a very workable model and one based on the future synergies and, again, the combined buying power and manufacturing strategies of the companies and puts us in a, we think, a very good position.


--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


One last question. You have had a history of getting your foot in the door and then slowly wedging it open. We've seen that with your market share in Nortel, after that Nokia. You are going to start shipping into Erickson this quarter. You know, what do you think your opportunities are there? Will history repeat itself?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


We think we have -- you know, again, with a lot of OEMs, we think we have a very good position. Again, I don't want to overstate it, but I think it is important. I think with our other large competitor and Powerwave, you bring in very credible choices to a limited set of base station OEMs, and they're looking for you to bring more and different products to them. So in that core set of the top six, there is multiple opportunities today for us to sell a variety of different products. So our strategy is quite simple; and to pick on the one you mentioned, you know, our location is very helpful. So its our intent to take this core set of OEMs and sell multiple products into them; and I think you will start to see that, you know, particularly as we move into 2005, and already seeing you have two OEMs today that are very important and do a lot of volume with us but only about 26 percent of our overall revenues. So -- and we did 42 percent of our revenues with the OEMs. We got in a lot of nice positions with several other OEMs that we think we can grow as we move into 2005.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Brian Modoff  - Deutsche Bank - Analyst


I will take that as a yes.


--------------------------------------------------------------------------------
Operator


Robert Jaworski of Jeffries.


--------------------------------------------------------------------------------
Robert Jaworski  - Jeffries - Analyst


Couple of housekeeping questions. What was D&A in the quarter.


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Total depreciation/amortization, I believe the total number is around 11 million, and that includes the whole amortization; so there is about 4 million. So I think it's around 5 to 6 million roughly.


--------------------------------------------------------------------------------
Robert Jaworski  - Jeffries - Analyst


And do you have guidance for CapEx for next quarter?


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


It should be roughly around the same level, I would say, around the $4 to $5 million level.


--------------------------------------------------------------------------------
Robert Jaworski  - Jeffries - Analyst


And what was interest expense, the gross volume?


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Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


I don't have the number. I would think it's around 600,000.


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Robert Jaworski  - Jeffries - Analyst


Okay. And do you have any projection to your cash use or generation for the next quarter You already talked about buying back the shares of $7.1 million, but what would be the overall result on your cash balances?


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Kevin Michaels  - Powerwave Technologies -  CFO, SVP-Finance, Sec.


We don't have that in detail; and, actually, that cash spending for those shares, it's hard for us to predict when that will occur. It may not occur for quite awhile. Basically, I don't want to give a firm number. We do expect, obviously, to continue to be profitable, and we would expect to be cash-flow positive. Clearly, from a longer term basis, we look to longer term improve inventory turns in those area. So on a longer term basis, we expect to see some significant cash flow generation. I am hesitant and say -- you know, I don't want to set expectations too high for the really short-term, but we would expect to be cash flow positive.


--------------------------------------------------------------------------------
Robert Jaworski  - Jeffries - Analyst


Last question, you may have talked about this and I apologize if you did. What in this restricted cash, 6.24, a million dollars, what is that?


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Those are some outstanding obligations. Primarily they were with LGP and there is some restricted cash that they have had on their balance sheet historically and so it's there. A significant portion of it relates to their original acquisition of the LGP and Allgon acquisition. So from their compulsory proceedings, which are still ongoing, there is cash set aside, so that -- the majority of the restricted cash relates to that.


--------------------------------------------------------------------------------
Robert Jaworski  - Jeffries - Analyst


So is it going to stay as restricted for some time?


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Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.

Yeah, it will stay as restricted, and it will probably -- it'll eventually get paid out.


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Operator


Russell Lynn of Rocker Partners.


--------------------------------------------------------------------------------

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Mark Cohodes  - Rocker Partners - Analyst


This is Mark Cohodes for Russell. First of all, you guys have done a great job of integrating the acquisition. Do you guys know where some of these cell side yabbers (ph) get their information discussing integration risk, because clearly you don't have any at this point. That is question one. Question two is can you discuss the level of operating leverage, if and when sales pick up, how much of the incremental sales, Kevin, will fall to the bottom line? And then I have a follow-up.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies - CEO


I think, again, any time a company takes on a relatively large acquisition, people will look at and in the early days look at the integration risk. And I think what we tried to point out today and just demonstrate in a relatively short period I think we have been able to really resolve, or hopefully resolve in some people's minds, the integration risk of putting these two companies together. We have made a lot of progress; we've gotten a lot done. And you are seeing it in the gross margin model as we go forward, and we still have -- and we'll complete it up as we move forward, but we've done a lot early on, and I think we are very well positioned and hopefully people, as they look at Company, can become more comfortable with the capability of integrating these two organizations. Kevin will take the operating leverage question. But I think, again, Mark, you know, mid to high 20s, hopefully that has been demonstrated that we can operate in that range. You know, the revenue growth does not take a lot more of incremental operating expense as we go forward. We have a core set of development that we are doing. You know, that will be independent of what the revenue growth might be going forward. So again we feel real good about getting into this high single digit, low double digit operating margin basis.


--------------------------------------------------------------------------------
Kevin Michaels  - Powerwave Technologies - CFO, SVP-Finance, Sec.


Yes, and just to further on that. You know, the operating leverage it clearly -- and I think I stated this earlier in the call, clearly we have a core set here; we have a little bit as we continue through this integration, we have some expenses. You know, we could see slight increases related to the vacations and those types of things; but basically we have a core group. As we finish the integration, we expected to see some net expense reductions. And the core basis, as Bruce mentioned, we have already got the core spending and engineering; we don't need to drive significant amounts there. Clearly we are looking for some savings in our other areas, like G&A and those type of areas and sales and marketing; but clearly as revenue increases, the only kind of real expense that grows with that is commissions related to that. So really we believe we have a significant leverage position here, and we are positioned well; so as revenue grows, clearly a lot of that should drop down to the bottom line. And that is clearly how, -- as you know, this is the model we have been preaching for a while, and we believe we can drive it as the market -- you know, we do believe in the market long-term and we think we can drive it.


--------------------------------------------------------------------------------
Mark Cohodes  - Rocker Partners - Analyst


And you don't see the clowns from Spectra turn a Remmick (ph) around anymore?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think, again, as you look at the market, as I said earlier, I think what is happening is the market is getting to a couple core set of suppliers. You are always going to have the specialty suppliers that maybe have a strong market position in one product. But for the most part, you know, as we are doing here, everyone wants to consolidate their supply base; and if they can get full end-to-end product by a few number of supplies, I think that is going to drive more volume to the couple -- the few leaders that are in this part of the marketplace. And I frankly feel we are very well positioned in that part.


--------------------------------------------------------------------------------
Mark Cohodes  - Rocker Partners - Analyst


Finally, when the AT&T/Cingular deal closes, how much is in your model going forward that they are going to have to compete in the spending race? Do you have some factored in? A lot? Where do you see that shaking out?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Well, I think, again, just on a generic, without going to a particular operator, we believe that there is a lot of pent up demand with AT&T and Cingular; and they have been somewhat vocal about their plans and moving on to next-generation product. What we have tried to do is focus ourselves to be able to provide that type of product; and today with the multiple product line, I think it's important to note that we have opportunities in antennas, we have opportunities in tower-mounted amplifiers; opportunities with amplifiers into the base stations. So we view that once, you know, a large let of a contract, should it come from that combination, I like our position; and I think that could be a key part as we go forward. And plus we have some other ones. As we mentioned, a relatively large opportunity in Asia that has been award that's just a question of timing. And maybe we are being conservative, but we've kind of factored in starting up in Q1, maybe it starts up in the latter part of Q4.


--------------------------------------------------------------------------------
Operator


Scott Searle of S Square Technologies.


--------------------------------------------------------------------------------

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Scott Searle  - S Square Technologies - Analyst


Just a couple of quick questions. Bruce, to follow up on an earlier question, without giving guidance in terms of the outlook for the March quarter, is it safe to assume that given the size, the magnitude, the timing of some of these contracts, that first quarter seasonality should be better than we typically see; and is there any way to kind of quantify the magnitude of some of the deals that are in the pipeline right now?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


We can quantify them here, but I can't really go into -- you know, we need to see where Q4 comes out. I think it's pretty clear that -- just to take the European component, it's usually stronger in Q4 than Q1. That may be different this year. But I'd really want to get through the quarter and see where we are in the status of a lot of these pending, or by then hopefully announced, kind of contracts. But I don't want to -- you know, we are looking forward to completing this year in very good position with good profitability, and we are really looking forward to 2005. We think it's going to be a good year for infrastructure spending and a good year for Powerwave.


--------------------------------------------------------------------------------
Scott Searle  - S Square Technologies - Analyst


And given that you have done a good job in terms of integrating the sales force, you have had them up and training, you are starting to get some insight into what cross-selling opportunities could be, is there a number in terms of percentage growth that you think you can drive off of cross-selling synergies between the two organizations now?


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I think what it is more -- you know, we are not tracking it based on just a number. I think what it is, if you look at -- the old Powerwave, we had some pretty strong relationships with some of the North American network operators. The ability to walk in with a couple more products, maybe products that are a little bit -- get to a sell much simpler, like a tower-mounted amplifier versus a multi-carrier amplifier, it's a great position to be in because they have a long-term established relationships, contracts in place, and the reverse is true over here in Europe. I think, you know, you have multiple network operators here that have a well-known established relationship, and you are able to bring in, in this case, maybe a little more complex product. But based on the organization, the way orders are placed, and how they interface with the company and the contract already in place, it puts us in a very good position. And again, I think the opportunity is the operators, the OEMs are saying I need to get my supply base down to credible suppliers; and look, I have got an opportunity here to pick up another product from one company versus having to buy from two. I think we're seeing that already, and I think we are going to continue to see that Q4 and into 2005.


--------------------------------------------------------------------------------
Scott Searle  - S Square Technologies - Analyst


Nice quarter.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


Thank you.


--------------------------------------------------------------------------------
Operator


There are no further questions at this time. I would now like to turn the call back over to Mr. Bruce Edwards for closing remarks.


--------------------------------------------------------------------------------
Bruce Edwards  - Powerwave Technologies -  CEO


I want to thank everybody for joining us today. As Kevin mentioned, we are over here in our European operations. I know the call was a little bit early, particularly for the west coast. I just want to be real clear. We remain pretty excited about the opportunities for Powerwave in the current wireless infrastructure environment, and we look forward to talking to you when we report our results for the fourth quarter of 2004. Thanks.


--------------------------------------------------------------------------------
Operator


(Operator instructions.)